UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53868	30-0696883
(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 2300
Houston, Texas, 77002
(Address of principal executive offices)  (Zip Code)

 (713) 651-0060
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Circle Star Energy Corp. (the “Company”) entered into an amending agreement (the “Amending Agreement”) with G. Jonathan Pina (“Pina”) to amend the executive employment agreement (the “Employment Agreement”) entered into by the Company and Pina on July 11, 2011 (the “Effective Date”) and included as Exhibit 10.1 to the Current Report on Form 8-K filed with the United States Securities Commission on July 13, 2011.

Pursuant to the Employment Agreement, Pina would receive 500,000 shares of common stock of the Company (the “Common Shares”) on the Effective Date, 500,000 Common Shares on the 12 month anniversary of the Effective Date, and 500,000 Common Shares on the 24 month anniversary of the Effective Date.  The Amending Agreement modifies the vesting of the Common Shares, whereby Pina will receive 1,000,000 Common Shares on the 12 month anniversary of the Effective Date and 500,000 Common Shares on the 24 month anniversary of the Effective Date.

Pina and the Company have rescinded and cancelled the original issuance of the 500,000 Common Shares issued on the Effective Date.

The Common Shares will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the laws of any state of the United States.  Accordingly, the Common Shares are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Common Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof.

The foregoing description of the Amending Agreement is qualified in its entirety by reference to the copy of the Amending Agreement attached hereto as Exhibit 10.1.

Item 9.01	Exhibits

Exhibit Number	Exhibit
10.1	Amending Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)

Dated: December 23, 2011	By: /s/ G. Jonathan Pina G. Jonathan Pina Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Amending Agreement